Exhibit 99.1


VoIP, Inc. Completes $1.55 Million in Equity Financing and Releases Third Quarter Results

FORT LAUDERDALE, Fla.--(November 11, 2004) --VoIP, Inc. (OTCBB:VOII) an emerging provider of Voice over IP based solutions announced today that it has closed an equity private placement with a concentrated community including three institutional investors and one high net worth individual. The company will receive $1.55 million in gross proceeds from the transaction which was co-led by Spencer Clark LLC and MZM Capital. .

As a result of this transaction our financial condition is much stronger; we now have additional resources to accelerate our efforts in the marketplace. For our employees, business partners and customers, this is another confidence-building milestone," said Steven Ivester CEO of VoIP, Inc. "The interest and support from the institutional investment community validates our efforts to put the Company on a path to growth and profitability. Their investment is further confirmation of the Company's direction and a positive indication of the value we are building in VoIP, Inc. for our shareholders.

Net proceeds of approximately $1.4 million from the offering will be used to fund the continued expansion of the Company's operations, including the development of new and larger distribution channels, increased marketing efforts, and the growth of the customer service, support and sales operations, and to fund working capital and other general corporate purposes.

"VOIP is one of few easily definable technology sectors where explosive growth is predictable. In fact, we expect VOIP is likely a mere precursor to a larger shift toward Everything Over IP. We've made an investment in VoIP, Inc. because we believe the well seasoned management team is uniquely equipped to leverage the company's array of cost and efficiency advantaged proprietary technologies to produce results superior to the most recognizable names in this industry today, like 8x8 Inc (NASDAQ :EGHT) and Net2Phone (NASDAQ :NTOP)" stated Jim Andrew of Andrew Carter Capital, Inc. of Dallas Texas.

Third quarter net revenues were $929,767 versus $4,291 for the comparable period last year. Net loss for the quarter was $4,179,389 or $0.21 per share versus $21,995 or $0.02 per share for the comparable period last year. Weighted average number of common shares outstanding for the current period was 19,642,390 versus 1,730,939 for the comparable period last year.

For the nine months period ended September 30, 2004, revenues were $1,015,065 versus $5,075 for the comparable period last year. Net loss for said period was $4,610,370 or $0.42 per share versus $53,621 or $0.03 per share for the comparable period last year. Weighted average number of common shares outstanding for the current six months period was 10,989,990 versus 1,730,939 for the comparable period last year.

Operating expenses for the three months ended September 30, 2004 were $4,430,175 and $25,238 in the comparable 2003 period. $3,520,000 of such expenses are non-cash compensation expenses resulting from the issuance to executive officers of warrants to purchase 4,400,000 shares of common stock at $1.00 per share. The difference between the market value and the $1.00 share price is $3,520,000. Additionally, there is an increase of $ 884,937 in operating costs attributable basically to start up operations.

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On September 1st,  2004,  VoIP,  Inc.  acquired 100% of the common stock of VoIP
Americas, Inc., in exchange for the issuance of 1.0 million common shares of the Company. Accordingly for accounting purposes the Company has recorded only nominal revenue from this subsidiary for the 30 day period of ownership in VoIP Americas during this quarter.

Revenues increased to $ 929,767 for the three months ended September 30, 2004 from $ 4,291 for the comparable 2003 period, representing an increase of 21,567%. This increase is primarily due to revenues from subsidiaries VoIP Solutions, Inc and DTNet for the whole quarter and VoIP Americas for the month of September 2004.

Operating expenses for the nine months ended September 30, 2004 were $4,887,531 and $57,428 in the comparable 2003 period. The increase is primarily due the recognition of the difference between the market share price at the issuance date and the $1.00 share value on 4,400,000 warrants issued in August 2004, as explained above and operating costs related to start up operations.

The balance of operating expenses were in line with the anticipated budget for the quarter, and were due to the development nature of the company during that period of time. The primary reason for these expenses was initial research and development costs, office and other startup costs, as well as costs associated with acquisition efforts of the VoIP Americas purchase process. While development of the company's intellectual property assets will continue, it is anticipated that as a percentage of income or investment that these numbers will drop in forthcoming quarters. Sales and Marketing costs were minimal, owing to the development nature of the company. General and Administrative costs were $910,175 which covers property rental, office equipment purchase, and salaries for the executive staff.

These quarterly revenue figures include income produced by Voice over IP hardware, software, and services sales, while the previous year's comparable quarterly income is inclusive only of tea sales and related activities. Future revenues will include all sales from DTNet and other subsidiaries. Projected revenues for the fourth quarter should be approximately $1.5 million

Third-Quarter Business Highlights

On October 19, 2004, VoIP Inc. announced at the Fall VON 2004 conference that it has signed a Virtual Service Provider contract with J & N Cable Systems a Private Cable Operator (PCO) located in the western US serving 10 cities in 2 states. J & N Cable Systems will offer voice over IP (VoIP) telephone service to its customer base, allowing those customers to bypass traditional phone companies, signaling the start of a technological shift that could change the cable industry--one of the biggest and most important industries in the US economy.

On October 8, 2004, VoIP Inc. announced the company has been awarded a VoIP Service Provider Award by Technology Marketing Corporation (TMC(R))'s INTERNET TELEPHONY(R) magazine at the INTERNET TELEPHONY Conference and EXPO Fall 2004 in Los Angeles. The three day event is the largest VoIP trade show in the world. The INTERNET TELEPHONY VoIP Service Provider Award is presented to companies whose VoIP visions have delivered on the promise of excellence for their clients in a genuine and measurable way.

On October 7, 2004, VoIP Inc. announced the company has been awarded a VoIP Service Provider Award by Technology Marketing Corporation (TMC(R))'s INTERNET TELEPHONY(R) magazine at the INTERNET TELEPHONY Conference and EXPO Fall 2004 in Los Angeles. The three day event is the largest VoIP trade show in the world. The INTERNET TELEPHONY VoIP Service Provider Award is presented to companies whose VoIP visions have delivered on the promise of excellence for their clients in a genuine and measurable way.

On September 29, 2004, VoIP Inc. announced that VoIP-Americas has been named to the 2004 "pulver100" - which is the VoIP industry's premiere listing of growth companies that represent the future of the communications ecosystem. VoIP-Americas has been named to the list due to its most prestigious listing of growth companies that represent the future of the communications ecosystem.

On September 24, 2004, VoIP Inc. announced a 1 million minute increase in its wholesale traffic division VoIP-Americas. VoIP-Americas is a wholly-owned subsidiary of VoIP, Inc. and comprise the wholesale VoIP traffic division.

On September 15, 2004, VoIP Inc. announced that it's wholly owned subsidiary, VoIP Solutions, Inc., has received a purchase contract for its MTA-V102 Multimedia Terminal Adapters valued at more than $1 million (USD) from FMC Telecom of Davie, Florida.

On August 16, 2004, VoIP, Inc. announced the expansion of its residential and business Voice over Internet Protocol (VoIP) phone service, eGlobalphone. The expansion includes Texas, Ohio, Washington, Pennsylvania, North Carolina,
Michigan, Minnesota and Missouri. The availability of the eGlobalphone Service to residents and businesses in 8 additional states marks the commitment by VoIP, Inc. the parent company of eGlobalphone to meet the needs of customers globally; offering a high-tech alternative for their communications needs.

On July 14, 2004, VoIP, Inc. announced that it has signed a Virtual Service Provider (VSP) Agreement with VOIP-4U, a United Kingdom-based Telco. Under the Agreement, VoIP Inc. will supply their proprietary media gateways for local Interconnection with British Telecommunications service providers in addition to supplying MTA's (Multimedia Terminal Adaptors) from its wholly owned subsidiary, VoIP-Solutions Inc. Additional equipment supplied will include ADSL Modems with built in Multimedia Terminal Adaptor & router function that combines a DSL modems with Voice.

On July 13, 2004, VoIP, Inc. announced the unveiling of their Virtual Service Provider (VSP) resale model for service providers. Using the industry-leading SIP protocol and a flexible back-end billing and call routing service, VoIP Inc. today announced a new service for network service providers. VoIP, Inc. will be offering a complete Voice over Internet Protocol (VoIP) solution that enables Internet service providers to offer low cost VoIP services to their customers quickly and without the normal high cost of a program rollout.

About VoIP, Inc. www.voipinc.com

VoIP, Inc. is an emerging global service provider of superior quality Voice over IP based solutions offering residential and business customers more user friendly and affordable ways to communicate. VoIP, Inc. also manufactures products and provides services to Internet Service Providers, Telecommunication Service Providers and Cable Operators in strategic countries around the world. VoIP, Inc, through its subsidiaries, provides a comprehensive portfolio of IP multimedia-based solutions ranging from subscriber based voice services, to SIP based infrastructure design and deployment, to broadband customer premise equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology. VoIP, Inc. has applied for a patent for its state of the art VoIP Multimedia Terminal Adaptor which today supports the FCC Commission's desire for VoIP providers to deliver Emergency 911 Calling, Disability Access, and Law Enforcement Access capabilities to the marketplace.

Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact:

         VoIP, Inc., Fort Lauderdale

         Steven Ivester, 954-434-2000
         sivester@voipincorporated.com
         www.voipinc.com
Source: VoIP, Inc.